MASTER LOAN PARTICIPATION PURCHASE AND SALE AGREEMENT

This MASTER LOAN PARTICIPATION PURCHASE AND SALE AGREEMENT (the “Agreement”) dated and effective as of August 9, 2021, is between MINISTRY PARTNERS INVESTMENT COMPANY, LLC (the “Seller”), a California limited liability company, and AMERICA’S CHRISTIAN CREDIT UNION (the “Buyer”), a Glendora, California credit union.

WHEREAS, Seller and Buyer desire to enter into this Agreement wherein Seller may sell to Buyer and Buyer may buy from Seller certain loan participations (the “Loan Participations”) from time to time pursuant to the terms and conditions set forth herein;

WHEREAS the Loan Participations sold and purchased under this Agreement may be Loan Participations in Seller’s portfolio or Loan Participations that will be closed by the Seller in the future;

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and the Buyer, intending to be legally bound, agree as follows:

I.PURCHASE AND SALE OF LOAN PARTICIPATIONS

A.Purchase and Sale of Loan Participations After Execution of this Agreement.

1.Subject to the terms and conditions of this Agreement, as of the purchase date for each Loan Participation, Seller hereby sells, assigns, transfers and conveys to Buyer, and Buyer hereby purchases from Seller as of the purchase date, all right, title and interest of Seller in and to the following:

(a)	the Loan Participations described in the Loan Participation Purchase Certificates to be issued in accordance with Section I.B.1.;
(b)	the collateral pledged to secure the Loan Participations;
(c)	all right, title and interest of Seller in, to and under any lien securing the payment owing under such Loan Participations;
(d)

all documents evidencing the terms and agreements of the respective Loan Participations sold under this Agreement, documents evidencing a security interest for such Loan Participations and documents pertaining to the loan underwriting (collectively, “Loan Documents” and each a “Loan”). Loan Documents include copies of the promissory note and the documentation required to comply with any agreed underwriting standards between Buyer and Seller (e.g., loan application and verifications, financial statements, security instrument, appraisals, etc.).  Loan Documents also include the documents used and relied upon to underwrite the respective Loan Participations;

(e)	all insurance policies and any related insurance proceeds with respect to such Loan Participations, all actions and causes of action associated with the Loan Participations;
(f)	all income and proceeds of the foregoing (less any servicing fees); and
(g)	any escrow account related to such Loan Participations and all amounts from time to time credited to and the proceeds of such account.

2.It is the intention of the parties that each Loan Participation sold pursuant to this Agreement constitutes a complete sale and assignment of all of the Seller’s right, title and interest in, to and under, the Loan Participation to the Buyer and that the sold Loan Participations will not be a part of the Seller’s estate in the event of any liquidation, reorganization or similar insolvency proceeding with respect to the Seller.

3.By entering into this Agreement, the parties are not obligating themselves to either sell or purchase any Loan Participation.  Unless a party specifically obligates itself to the other party by executing the Loan Participation Purchase Certificate, a copy of which is attached hereto as Exhibit “A”, a party may defer the decision whether to purchase a Loan Participation until the specific loan is presented by the Seller.

4.The parties hereto agree that the parties to this Agreement shall be limited to state and federally chartered credit unions, credit union service organizations and federally insured institutions.  Except as otherwise agreed by the parties, Buyer and Seller further acknowledge that the borrower under any Loan Documents for any Loan Participations purchased under this Agreement shall be a credit union member of Buyer.  Each party represents and covenants that any sale of Loan Participations under this Agreement shall be subject to and made in accordance  with applicable rules and regulations imposed under the National Credit Union Act, including NCUA Regulation 701.22.

5.Upon Buyer’s payment of the purchase price for any Loan Participations acquired under this Agreement, Buyer shall immediately become vested, to the extent of its Loan Participations interest, with beneficial ownership of its pro rata share of such loan.  Buyer shall be deemed to be the holder of the equitable title to its pro rata share in each loan that is acquired under this Agreement.

B.Purchase Documents; Purchase Date.

1.Each Loan Participation sold under this Agreement shall be evidenced by a Loan Participation Purchase Certificate executed by both the Buyer and Seller.  The Loan Participation Purchase Certificate shall be substantially in the form of Exhibit “A” attached hereto and shall identify the Loan Participation, the identity of the borrower, and the purchase date, and set forth all the economic terms of the Loan Participation purchase negotiated between the Seller and Buyer, including the price Buyer will pay for each participation interest.  To the extent there are any inconsistencies between this Agreement and the Loan Participation Purchase Certificate which cannot be reasonably reconciled, the terms of the Loan Participation Purchase Certificate shall control.

2.Within two (2) business days of Buyer executing the Loan Participation Purchase Certificate and tendering all funds to purchase the Loan Participation, Seller will countersign and deliver the Loan Participation Purchase Certificate to Buyer.

3.Seller agrees, at its own expense, on the purchase date to indicate in its books and records that the Loan Participations have been sold to the Buyer.

4.A Loan Participation shall be deemed delivered to Buyer upon receipt of the countersigned Loan Participation Purchase Certificate from Seller.

II.SELLER’S OBLIGATIONS, REPRESENTATIONS AND WARRANTIES

A.Representations Regarding Loans.

Seller represents and warrants to Buyer as to each Loan Participation sold under this Agreement that as of the date of Buyer’s purchase of each loan identified in a Loan Participation Purchase Certificate (each a “Loan“):

1.  The Loan is a loan in which Seller has the power and authority to make and the Borrower is a credit union member of a participating credit union or authorized credit union of record. Seller shall retain at least a five percent (5%) interest in the principal value of the Loan during the life of the Loan.

2. To Seller’s knowledge, the Loan Documents have been duly executed by the borrower and trustor/mortgagor, acknowledged and recorded; each Loan is valid, the Loan Documents constitute the entire agreement between the borrower and trustor/mortgagor and the beneficiary mortgagee, and there is no verbal understanding, waiver, alteration, modification which would affect the terms of the Loan Documents except by written instrument delivered and expressly made known to the Buyer and recorded if recording is necessary to protect the interests of the Buyer.  The substance of any such waiver, alteration, or modification has been approved by the title insurer, to the extent required by the policy, and its terms are reflected on the Loan Purchase Certificate.  With respect to the Loan Documents, no obligor has been released by the Seller, or to the best of the Seller’s knowledge, by anyone else, in whole or in part.

3.Seller has the authority to sell, transfer and assign the Loan Participations that will be sold under the terms of this Agreement.  There has been no assignment, sale or hypothecation thereof by Seller, except the usual hypothecation of the documents in connection with Seller’s normal financial transactions in the conduct of its business.

4..The unpaid principal balance of the Loan Participations is as represented by Seller.  All costs, fees and expenses incurred in making, closing and recording the Loans have been paid.  No part of the mortgaged property has been released from the lien of the Loan, the terms of the Loan have in no way been changed or modified, and the Loan is current and not in default.

5.The Loan Participations are intended to be made or have been made in compliance with all applicable federal and state laws, rules and regulations.

6.No Loan is the subject of, and Seller is not aware of any facts which could give rise to litigation which could affect Buyer’s ability to enforce the terms of the obligation or its rights under the mortgage documents.

7.There is in force for each Loan a paid-up title insurance policy on the Loan in an amount at least equal to the outstanding principal balance of the Loan.

8.The mortgage, deed of trust, or lien securing the Loan has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the collateral has not been released by Seller or, to the best of Seller’s knowledge, by anyone else, nor has any instrument executed by Seller or, to the best of Seller’s knowledge, by anyone else, that would effect any such release, cancellation, subordination or rescission.

9.The borrower has no rights of rescission, set-offs, counter-claims or defenses to the note or deed of trust/mortgage securing the note of arising from the acts and/or omissions of Seller.

10.Seller has no knowledge that any improvement located on or being part of the mortgaged property is in violation of any applicable zoning law or regulation.

11.To Seller’s knowledge, there is no proceeding pending for total or partial condemnation of any mortgaged property and said property is free of substantial damage (including, but not limited to, any damage by fire, earthquake, windstorm, vandalism or other casualty) and in good repair.

12.Seller shall not take any action inconsistent with the ownership interest of the Buyer or its assignee and any subsequent assignee or pledgee in the Loan Participations.

13.To the best of Seller’s knowledge, there is no breach, violation or event of acceleration existing under the Loan and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration.  Seller has not waived any default, breach, violation or event of acceleration.

14.There is in force for each Loan, valid hazard insurance policy coverage for any improved real property serving as collateral and, where applicable, valid flood insurance policy coverage.

15.Each Loan originated by Seller complied in all material respects with Seller’s underwriting guidelines in effect at the time the Loan was originated, subject to exceptions made from time-to-time as permitted by Seller’s underwriting guidelines and policies or as otherwise approved by Buyer.

16.In the event the mortgage securing the Loan constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the mortgage, and no fees or expenses are or will become payable by the Buyer to the trustee under the deed of trust, except in connection with a trustee’s sale after default.

17.Seller has no knowledge of any violation of any local, state, or federal environmental law, rule, or regulation arising from toxic or hazardous substances affecting the real property collateral securing the Loans.  Seller has no knowledge of any pending action or proceeding directly involving any real property collateral in which compliance with any environmental law, rule, or regulation is an issue.

B.Representations Regarding Seller.

Seller represents and warrants to Buyer that as of the date first set forth above and as of the date of Buyer’s purchase of each Loan Participation hereunder:

1.Seller is duly organized, validly existing and in good standing under the laws of the state of its organization and is qualified and/or licensed as necessary to transact business, including the originating and selling of mortgage Loan Participations.

2.Seller has the full power and authority to hold and sell each Loan; and neither the execution and delivery of this Agreement, nor the acquisition or origination of the Loan Participations, nor the sale of the Loan Participations, nor the consummation of the transactions contemplated herein, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with, or result in a breach of any term, condition or provision of, Seller’s certificate of organization or operating agreement, any license held by Seller or governing Seller’s activities or any agreement to which Seller is a party or by which Seller is bound, or constitute a material default or result in an acceleration under any of the foregoing.

3.No consent, approval, authorization or order of any court, governmental body or any other person or entity is required for the execution, delivery and performance by Seller of this Agreement, including but not limited to, the sale of the Loan Participations to Buyer, except for the approval of the Seller as required under this Agreement.

4.Neither Seller nor its agents know of any suit, action, arbitration or legal or administrative or other proceeding pending or threatened against Seller which would affect its ability to perform its obligations under this Agreement.

5.Seller is not a party to, bound by or in breach or violation of any agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects, or may in the future materially and adversely affect, the ability of Seller to perform its obligations under this Agreement.

C.Breach of Seller’s Representations and Warranties.

1.Upon discovery by the Buyer of a material breach of any of the representations or warranties set forth in II.A. and B. above, Buyer shall give prompt written notice to Seller no later than two (2) business days after such discovery.  Within five (5) business days of its receipt of such notice of such material breach, the Seller shall be obligated to either (a) cure such breach; (b) purchase such Loan Participation from the Buyer at the applicable “Repurchase Amount”, as that term is defined in subsection 2 below, or (c) purchase such Loan Participation from Buyer in exchange for one or more substitute Loan Participations.  The Seller hereby confirms and agrees that, with respect to a Loan Participation, from and after its purchase date, the Seller has no right, title or interest in such Loan Participation and has no authority with respect to the collection, amendment, modification, adjustment, extension or cancellation of such Loan Participation, except to the extent of its capacity as Seller, as such term is defined in this Agreement.

2.For purposes of Section II.C. of this Agreement, the term “Repurchase Amount” shall mean an amount equal to the outstanding balance of such Loan Participation as of the date of such repurchase.  Except in the event of a good faith dispute, the Repurchase Amount for any Loan Participation which is to be purchased by the Seller pursuant to Section II.C. shall be remitted by the Seller in immediately available funds to Buyer no later than two (2) business days following the date on which such obligation arises.  Upon receipt, the Loan Participation shall be released to the Seller and the Buyer shall execute such documents and instruments of transfer or assignment as shall be reasonably requested by the Seller to effect the conveyance from the Buyer to the Seller.

3.This Section II.C. provides the sole remedies to Buyer, its successors and permitted assigns in respect of any deficiencies with respect to any breach of the warranties and representations set forth in Section II.A. and B.  If the Seller defaults in its obligations set forth in Sections II.C.1. and II.C.2., or disputes its obligations, the Buyer (including, without limitation, its successors and permitted assigns) may take such action as is appropriate to enforce such payment or performance, including, without limitation, the institution and prosecution of appropriate proceedings.

D.Notice Obligations.

1.Seller agrees to furnish written notice to Buyer within three (3) business days in the event that it learns or has any knowledge of the occurrence of an event of default under the Loan Documents that remains uncured after the giving of any notice, if required under the Loan Documents, or within three (3) business days after the expiration of any period in which borrower is required to cure such default.

2.In addition, Seller represents and warrants that after the execution of this Agreement, it shall immediately notify Buyer should Seller learn or have any knowledge of the following as to each Loan Participation sold under this Agreement:

(a)

Any change in the financial condition of the borrower, or of any co‑maker, guarantor or endorser under the Loan, which may have a material adverse effect upon continuation of payments under the Loan or the Loan's ultimate collectability;

(b)	Any material change in the value of collateral securing the Loan;

(c)	Any change in the lien status as affecting the secured collateral;

(d)

Any request by the borrower, or by any co-maker, guarantor or endorser under the Loan, for any change in the terms and conditions of the Loan, or in the terms of any note or notes evidencing the Loan, or in any security agreement or instrument securing the Loan;

(e)

Any request by the borrower, or by any co-maker, guarantor or surety under the Loan for the release, substitution or exchange of any collateral securing the Loan differing from any release provisions of the Loan Agreement;

(f)	Any request of the borrower, or by any co-maker, guarantor or endorser under the Loan, for the release of any personal obligations of any such party under the Loan;

(g)	Any request by the Seller for any change in terms and conditions of the Loan, or in the terms of any note or notes evidencing the Loan, or in any security agreement or instrument securing the Loan;

(h)	Any request by the Seller for an increase in and/or substitution or exchange of collateral securing the Loan;

(i)	Any failure by the borrower to pay principal payments under the Loan when due; and/or interest payments more than 15 days past due; or

(j)

The occurrence of any other event, which with the passage of time and/or failure to cure, would constitute an event of default under the Loan, or under any note or notes evidencing the Loan, or under any security agreement or instrument securing the Loan.

3.Seller will notify the borrower and all co-makers, guarantors and endorsers under the Loan of the sale of a participation interest in the Loan by the Seller.

III.BUYER’S OBLIGATIONS, REPRESENTATIONS AND WARRANTIES

A.Buyer warrants and represents that Buyer, as to each Loan Participation sold under this Agreement, has reviewed or has had the opportunity to review the Loan Documents and has made or has had the opportunity to make independent investigation into and determination of the borrower’s financial condition and creditworthiness and the value and lien status of the collateral securing the Loan, and that Buyer’s decision to purchase any Loan Participation upon the terms and conditions set forth herein is based upon such independent investigation and determination or upon such opportunity to conduct such independent investigation and determination.

B.Buyer acknowledges that Seller, as to each Loan Participation sold under this Agreement, has made no representation or warranty of any kind, whether expressed or implied, with respect to the validity, collectability, or enforceability of the Loan, the financial condition of the borrower, or the validity and enforceability of the Loan Documents except as expressly set forth in this Agreement and the documentation provided to Buyer. Buyer will base its decision to purchase Loan Participations upon the Buyer’s own independent evaluation of the Loan Documents provided by Seller and Seller’s representations and warranties expressly set forth herein.

IV.AGENT FOR SERVICING AND COLLECTING

A.Appointment of Servicer.

Seller shall serve as servicing agent pursuant to which it will act as the disclosed agent of Buyer in connection with the receipt and collection of payments made under the Loan Documents for Loan Participations that have been purchased under this Agreement and as the Buyer’s agent in servicing such loans (“Servicer”).  Servicer shall exercise the same degree of care, diligence and discretion in servicing the Loan Participations and Loan Documents and in collecting payments thereunder, as Servicer would ordinarily take in servicing loans and in collecting payments solely for its own account.  The accounting cutoff date for all payments shall be the date described in the Loan Participation Purchase Certificate or as mutually agreed upon by Seller and Buyer.

B.Duties of Servicer as to each Loan Participation sold under this Agreement.

1.Servicer shall retain the physical possession of the Loan Documents.  Seller and Servicer will keep all such documents in files (which may include electronic media) appropriately marked to show that a Loan Participation has been sold and all files pertaining to such documents shall be so marked.

2.Servicer shall have and may exercise such powers under this Agreement as are specifically delegated to the Servicer by the terms of this Agreement, together with such other powers as are reasonably incidental thereto.  To the fullest extent possible, Servicer, acting as fiduciary to the Buyer, will keep all Loan Documents and Loan proceeds separate and segregated from its assets and records which are not subject to this Agreement. Seller shall immediately forward the original Loan Documents (including without limitation, the original of the borrower's note or notes evidencing the Loan and all security agreements and instruments therefor), together with all such other documents, files and records of the Seller that relate to the Loan, to the Servicer.  Seller further agrees to turn over any collateral in its possession to the Servicer.

3.Servicer shall have the exclusive right to collect all payments of the principal or interest on the note, any loan fee, commitment fee or other fees due under the terms of the Loan Agreement, if applicable, and the proceeds of any insurance related to the real property described in the Deed of Trust and any improvements constructed or to be constructed thereon, including without limitation, builders risk insurance and performance bonds, where applicable.  Such payments and other amounts obtained by the Servicer under the Loan shall be held in trust, with the Servicer as trustee, for the benefit of Buyer.  Such funds shall be promptly accounted for and paid over to Buyer according to Buyer's proportionate share of all such collections as described in this Section.  For the purpose of this Section, "proportionate share" as to Buyer shall be determined according to Buyer's undivided participation interest in the Loan at the time of the receipt of payment or the occurrence of any other event in question.  The exception is the disbursement of any late fees collected.  As Servicer incurs the expense of most collection efforts, late fees will be retained by the Servicer and will not be disbursed to the Buyer.

4.Any sums obtained by the Seller or Buyer through right of counterclaim, setoff, or lien shall promptly be remitted to Servicer, without reduction or withholding, and Servicer shall account for and pay over to Buyer its proportionate share of such sums.

5.Servicer shall have no duties or responsibilities except those expressly set forth in this Agreement and those duties and liabilities shall be subject to the limitations and qualifications set forth herein.  The duties of the Servicer shall be mechanical and administrative in nature.  Buyer acknowledges that Servicer in the performance of its duties and obligations hereunder shall be obligated to exercise that degree of ordinary and reasonable care which Servicer would exercise in the conduct and management of the Loan solely for its own account.

6.Any party, or party’s representative or regulator, including, but not limited to the National Credit Union Administration (“NCUA“) and its examiners or supervisory agents, has the right at any reasonable time during normal business hours to request and have access to and examine any and all books, records and documents relating to any loan in which the party has a participation interest or relating to any of the matters covered by this Agreement.

7.Servicer shall be entitled to act upon, and shall be fully protected in acting upon, any telegram, telex, teletype, bank wire, cable or any writing, application, notice, report, statement, certificate, resolution, request, order, consent, letter or other instrument or paper or communication believed by the Servicer in good faith to be genuine and correct and to have been signed or sent or made by a proper person or persons or entity.  The Servicer may consult counsel and shall be entitled to act, and shall be fully protected in any action taken in good faith, in accordance with advice given by counsel.  The Servicer may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by the Servicer with reasonable care.

C.Servicer Compensation.

1.To the extent borrower does not reimburse and save harmless the Servicer for and from all costs, expenses and disbursements incurred by Servicer in carrying out its duties under this Agreement, such costs, expenses and disbursements shall be borne by Buyer in an amount  proportionate to the undivided participation interests of Buyer in the Loan Participations, and the Buyer and Seller agree on such basis (i) to reimburse Servicer for all such costs, expenses and disbursements on request and (ii) to indemnify and save harmless the Servicer against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Servicer other than as a consequence of actual gross negligence or willful misconduct on the part of the Servicer arising out of or in connection with this Agreement, including without limitation the costs, expenses and disbursement in connection with defending itself against any claim or liability, or answering any subpoena, related to the exercise or performance of any of its powers or duties under this Agreement, or the taking of any action under or in connection with this Agreement or the Loan Documents.

2.Unless otherwise agreed to by the parties hereto, Servicer’s compensation for its services as such with respect to servicing of the Loan shall be an amount based upon interest accrued on the Loan from time to time computed on the basis of the difference between the initial gross interest rate and the Buyer’s initial interest rate applied to the outstanding principal balance of the Loan for the period of time such principal was outstanding.  In the event that Servicer fees are not based upon the initial interest rate yield for a Loan, the amount of the servicing fee may be established in the Loan Participation Purchase Certificate as separately agreed to by Seller, Buyer and Servicer.

D.Notice Obligations of Servicer as to each Loan Participation sold under this Agreement.

1.Buyer acknowledges that the indirect relationship between borrower and the Buyer makes it difficult for the Buyer to assess the quality of the Loan without ongoing information from the Servicer.  Therefore, Servicer has agreed to permit Buyer reasonable access to the records of account of the Loan.  Furthermore, Servicer has agreed to provide available credit information on the borrower to the Buyer on a continuing basis.  The transfer of such credit information by Servicer shall be a full and timely transmittal of all financial and non-financial information bearing on the quality of the Loan, which information may be furnished by borrower from time to time under the Loan Agreement, if applicable, and which information to Buyer from Servicer shall ordinarily include, when applicable, but not be limited to:

(a)	Current financial statement of the borrower as well as of all co‑makers, guarantors and endorsers under the Loan;

(b)	Any officer's certificates, financial and other statements and information submitted by the borrower to the Servicer in connection with the Loan;

(c)	The records of the Servicer reflecting the amounts and dates of receipt of principal and interest payments under the Loan;

(d)	Any information and/or documents in possession of the Servicer applicable to the existence, value and lien status of collateral securing the Loan or continuing credit worthiness of borrower; and

(e)	Any reviews or reports concerning the Loan issued by a regulatory agency or audit entity.

2.The Servicer has agreed that it will not, without the prior consent and concurrence of the Buyer:

(a)

Make or consent to any amendments in the terms and conditions of the Loan, Loan Agreement, or in the terms of the note or notes evidencing the Loan, or in any security agreement or instrument securing the Loan;

(b)	Waive or release any claim against any borrower and/or against any co-maker, guarantor or endorser under the Loan;

(c)	Make or consent to any substitution, release or exchange of collateral;

(d)	Accelerate payment under the Loan and/or under any note or notes evidencing the Loan;

(e)	Commence any type of legal proceeding against the borrower and/or against any co-maker, guarantor or endorser under the Loan;

(f)	Seize, sell, transfer, assign, foreclose or attempt to exercise against any collateral securing the Loan; and/or

(g)	Exercise any right of setoff against borrower's deposit accounts.

3.Servicer represents and warrants that after the execution of this Agreement, it shall immediately notify Buyer should Lender learn or have any knowledge of any of the matters set forth in Section IV.D.2. above.

E.Termination of Servicer.

1. Automatic Termination. Seller shall cease to be agent for Buyer upon the occurrence of any of the following events:

(a)	Seller ceases to operate as a credit union service organization or other financial institution, liquidates its assets, becomes insolvent or a receiver is appointed to manage Seller’s business.

(b)

Subject to fulfillment and expiration of the 15 day notice and cure period, Seller fails to comply with its obligations under this Agreement, including, without limitation, failure to maintain the standard of care set forth in Section IV.B.5 above.

Should any one or more of the events described above occur, then the Servicer shall immediately, without any grace period, be terminated and the Buyer shall designate a successor Servicer.

2. Effect of Termination. Any termination of Seller’s agency shall be effective with respect to Buyer’s participation in the applicable Loan.

3. Successor Agent. As to each Loan Participation sold under this Agreement, upon termination of Seller’s agency status with respect to the Loan, Buyer shall assume all rights, authority, responsibilities and obligations of Seller hereunder with respect to Buyer’s participation in such Loan; provided, however, that if Seller has sold a participation interest in a Loan to a credit union or other financial institution in addition to Buyer, then the rights, authority, responsibilities and obligations of Seller with respect to all Loan Participation interests in such Loan shall be assumed by the participant selected by the participants holding a majority interest in the Loan. For purposes of this provision, participants holding a majority interest in a Loan shall be those participants holding as combined interest in the Loan of 51% or greater. If Buyer assumes Seller’s  rights, authority, responsibilities, and obligations, Buyer shall have the right to choose a third party Servicer, up to and including terminating existing Servicer, without further consent of the other participants. Buyer will not be responsible for servicing fees or other amounts owed beyond normal fees for servicing up through the point of termination.

4. Collections by Successor Agent. In the event a successor agent is appointed pursuant to Section IV.E.(c), the successor agent shall have no authority to receive collections attributable to the Seller’s interest in the Loan. Any collections received by the successor agent, which are attributable to the Seller’s interest in the Loan, shall be held in trust by the successor agent and delivered to the Seller within three (3) business days of the successor agent’s receipt of the collections.

5. Agreement Shall Survive Termination. Unless otherwise provided herein, the terms and conditions of this Agreement shall survive the termination of the Seller’s agency status and will continue to apply to each Loan until such time as the Loan is fully and indefeasibly repaid.

6. Appointment of Successor Services.  Upon the occurrence of the termination of its appointment, the original Servicer shall be required to irrevocably constitute and appoint the successor Servicer its true and lawful attorney‑in-fact, with full power of delegation, substitution and assignment, and with full and irrevocable power and authority in its place and stead, and in borrower's name, or in the name of original Servicer, or otherwise, to execute and deliver on behalf of original Servicer, and to file or record such instruments and documents, with or without the signature of original Servicer, as the successor agent, at its option, may deem appropriate, and to perform all other acts which the successor Servicer may deem appropriate to protect and preserve the rights of all the parties under this Agreement, and the Loan Documents.

V.BORROWER DEFAULT as to each Loan Participation sold under this Agreement

A.As to each Loan Participation sold under this Agreement, upon a monetary payment default by the borrower under the Loan Documents for a Loan which not cured within ten (10) business days after an event of default occurs under the terms and conditions of the Loan Documents, Seller shall irrevocably and unconditionally agree to purchase the applicable Loan Participation held by Buyer for the Repurchase Amount, as described in Section II.C.2 herein, within five (5) business days after Buyer delivers written notice of its request that Seller purchase its Loan Participation.  In addition to any remedies provided to Buyer under the terms of this Agreement, Buyer shall be entitled to foreclose upon and exercise its rights as a secured creditor on any pledged cash or deposit account held with Buyer for the benefit of Seller to secure Seller’s obligations under this Agreement.  Upon Buyer’s receipt of such Repurchase Amount in good funds, Buyer shall reassign its remaining interest under such Loan Participation to Seller, without recourse to, or representation or warranty of any kind by Buyer.  If Seller does not make prompt payment to Buyer as provided above, Buyer shall have the absolute right, in its sole and absolute discretion, to offset the amount of its said claim against funds held by Buyer in any account of the undersigned Seller.

B.Upon the exercise of Buyer’s right  to demand the purchase of its Loan Participation interest by Seller,  the terms and conditions of this Agreement shall remain in full force and effect.  References to Servicer and participants shall be interpreted in accordance with the specified intent of the purchasing party as shall be specified in any amendment to this Agreement.

C.  If Buyer chooses not to exercise its right to request that Seller repurchase its Participation Interest in the event of a default in a Loan by a borrower, and no action is taken to request a repurchase within sixty (60) days of an event of default, then Seller and the participants holding a 51% or greater undivided interest in the Loan shall determine the course of conduct and actions to be taken by Seller to enforce the terms and conditions of the Loan Documents and exercise any remedies provided thereunder. Should the participants holding a combined 51% or greater interest in the Loan fail to agree on a course of action, Seller shall the authority to act on behalf of the participants in the Loan provided, however, that it acts in good faith and exercises reasonable care when enforcing the terms of the Loan Documents.

VI.ADDITIONAL LOANS BY SELLER

A.Other Loans to Borrower by Seller.  The parties recognize and agree that Seller may have other loans or lines of credit outstanding to a Borrower and/or may make additional loans or lines of credit in the future to a Borrower co-maker, guarantor and/or surety under the Loan, which other and/or future loans or lines of credit may not be participated to Participant. Participant acknowledges that Seller shall have no obligation to offer to sell to Participant an interest in such loans or lines of credit and Participant hereby waives any actual or potential conflict of interest that may arise as a result of any present or future loans to such Borrower by Seller.

B.No Preferences in Collection or Enforcement.  The parties further recognize and agree that that Seller shall have no obligation to attempt to collect payments under a Loan in preference and priority over the collection and/or enforcement of any other existing or future loans by Seller as referenced above.

C.Priority in Proceeds from Collateral Securing Participated Loans.  Each party, however, agrees that Buyer shall have no interest in any property of a Borrower or of any co-maker, guarantor or endorser, not included in collateral but taken as security for any other existing or future loan(s) made by Seller to the same Borrower..

VII.INDEMNIFICATION; ATTORNEY’S FEES & EXPENSES; CHOICE OF LAW

A.Each party shall indemnify, defend and hold harmless the other parties for any direct (but not consequential) losses sustained (including reasonable costs and attorney fees) as a direct and proximate result of a party’s intentional or negligent act or omission or its failure to honor its warranties or obligations in this Agreement.

B.If any party hereto shall bring suit or other proceeding against the other as a result of any alleged breach or failure by the other party to fulfill or perform any covenants or obligations under this Agreement, then the prevailing party obtaining final judgment in such action shall be entitled to receive from the non-prevailing party reasonable attorneys’ fees incurred by reason of such action and all costs of suit and preparation thereof at both trial and appellate levels.

C.This Agreement shall be governed by and construed and enforced in accordance with applicable federal law and the laws of the State of California.  In addition, any such suit or proceeding shall be brought in the federal or state courts located in Orange County, California, which courts shall have sole and exclusive in personam, subject matter and other jurisdiction in connection with such suit or proceedings, and venue shall be appropriate for all purposes in such courts.

D.The foregoing provisions notwithstanding, in no event shall the costs incurred by Seller in connection with the obligations set forth in this Section exceed the purchase price paid by Buyer for the specific Loan Participation which is the subject of the issue(s) which have given rise to said costs.

E.Notwithstanding anything to the contrary, in no event shall the aggregate amount of damages payable by Seller exceed the amount actually received by Seller pursuant to this Agreement.

VIII.TERMINATION - SUSPENSION

This Agreement may be terminated by either party at any time but such termination shall not in any respect change or modify the obligation of Seller or of Buyer with respect to Loan Participations purchased prior to such termination.  The effective time of termination shall be the earlier of the time written notice is actually received by the other party or 5 days after written notice is posted in the United States Postal Service by the canceling party.  Termination of this Agreement shall not in any way affect either Seller’s or Buyer’s obligations, representations, warranties or indemnifications with respect to Loan Participations already purchased by Buyer.  All representations, warranties, covenants and agreements herein contained on the part of the parties with respect to Loan Participations already purchased shall survive the termination of this Agreement and shall be effective until the Loan Participations provided for hereunder are paid in full, or longer, if expressly provided herein.

IX.ASSIGNMENTS

This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that, except as expressly permitted in this Agreement, the Seller may not assign any of its rights or delegate any of its duties hereunder without the prior written consent of the Buyer.  No reorganization, re-chartering or similar company restructuring of Seller shall be deemed an Assignment within the meaning of this Agreement.  Buyer may not sell, pledge, assign, sub-participate or otherwise transfer its undivided interest under the Loan without first obtaining the prior written consent of the Seller, which consent shall not be unreasonably withheld.  Any sale, pledge, assignment, sub‑participation or other transfer of any undivided interest by the Buyer, or any of them, shall be subject to the terms and conditions of this Agreement.

X.CONFIDENTIALITY

The Seller and the Buyer shall keep all non-public information obtained pursuant to this Agreement and the transactions contemplated hereby or effected in connection herewith confidential in accordance with the customary procedures and legal requirements for handling confidential information of this nature and will not disclose such information to outside parties (except counsel, auditors, regulators, and government agencies) but may make disclosure (a) reasonably required by a bona fide transferee or prospective transferee, provided that any recipient of such disclosure shall abide by the confidentiality provisions of this Section X, (b) necessary in order to obtain any consents, approvals, waivers or other arrangements required to permit the execution, delivery and performance by the Seller or the Buyer of this Agreement, (c) as required or requested by a governmental regulator or pursuant to legal process or as required by applicable law or (d) in connection with the enforcement hereof.  Each of the Seller and the Buyer agrees that any confidential information (which includes all information (i) that is not and does not hereafter become publicly available through no fault of the Seller or the Buyer or any of their respective agents or representatives and (ii) that is provided by the Seller or the Buyer or any of their respective agents or representatives, in any format whatsoever), shall be used only in connection with this Agreement and the transactions contemplated hereby and not for any other purpose; provided, that the Seller and the Buyer may disclose on a confidential basis any such confidential information to any regulatory authority or other governmental agency.  Without limiting the generality of the foregoing, the Seller and the Buyer shall observe any applicable law prohibiting the disclosure of information regarding borrowers and shall require of each third party to whom disclosure is made pursuant to this Section X to observe any such applicable laws.

XI.MISCELLANEOUS PROVISIONS

A.The parties each warrant and represent that each party has been duly authorized to enter into this Agreement and that each will undertake an independent evaluation of the credit risks of each loan.

B.It is the intent of these parties that this Agreement strictly conform to the participation loan requirements of the Federal Credit Union Act and Regulations of National Credit Union Administration (insofar as a party hereto be a Federal Credit Union) and to the credit union participation loan requirements of laws and regulations of the several states (as to each state for which a state licensed or chartered credit union is a party).  Any provision hereto which violates any such applicable law is deemed severed and the remaining terms of the Agreement will remain in full force and effect.  Each party hereto, whether a credit union or not, agrees that all records in its possession relating to the Loan shall be accessible on reasonable notice to the appropriate state and/or federal credit union regulatory agency.

C.Unless otherwise provided in this Agreement, all notices under this Agreement shall be in writing, deemed effective upon receipt and addressed as indicated below.

To: Ministry Partners Investment Company, LLC

915 W. Imperial Highway

Suite 120

Brea, CA 92821

Attn: To: America’s Christian Credit Union

Attn:

D.No remedy under this Agreement is exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under this Agreement or existing at law or in equity.

E.Any forbearance by a party to this Agreement in exercising any right or remedy under this Agreement or otherwise afforded by applicable law shall not be a waiver or preclude the exercise of that or any other right or remedy.

F.All recitals made in this Agreement are incorporated by reference into this Agreement.

G.The headings herein are for convenience only and shall not affect the construction of this Agreement.

H.This document contains the entire Agreement between the parties hereto and cannot be modified in any respect except by an agreement in writing signed by all parties.  The invalidity of any portion of this Agreement will in no way affect the balance thereof. This Agreement will remain in effect until the Loan Participations sold hereunder are liquidated completely.

I.This Agreement and the Loan Participation Purchase Certificates may be signed in counterpart and will constitute one in the same document with all the rights and provisions thereof obligatory to all parties.

J.Any copy or facsimile copy of this Agreement or of the Loan Participation Purchase Certificate shall have the same force and effect as the original.

(Signature page follows)

In witness whereof, the parties hereby accept and agree to the terms and conditions set forth in this Agreement.

SELLER:

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

a California limited liability company

By:/s/ Joseph Turner

Name: Joseph Turner

Title: President

Dated: 8/10/2021

BUYER:

AMERICA’S CHRISTIAN CREDIT UNION

By:/s/ Darren Thompson

Name: Darren Thompson

Title: Chief Lending Officer

Dated: 8/9/2021

EXHIBIT “A”

LOAN PARTICIPATION PURCHASE CERTIFICATE

This certificate is issued under the terms of the MASTER LOAN PARTICIPATION PURCHASE AND SALE AGREEMENT, dated _________________ (“Agreement”), entered into by and among Ministry Partners Investment Company, LLC (“MPIC”), as Principal and Lead Lender, and AMERICA’S CHRISTIAN CREDIT UNION as Participant(s).

This certificate acknowledges that MPIC made the following loan under a Note and Loan Agreement and secured by a Deed of Trust (the “Loan”):

Borrower:	Name
Amount of Loan:	$Amount

Loan Origination Date:	Month DD, YYYY

Maturity Date:	Month DD, YYYY
Required Reserve Amount:	$ Amount

 (Control Agreement)

MPIC hereby acknowledges receipt from you of the sum of $Amount, representing your purchase of an Undivided Interest in the Loan, as defined in the Agreement.

This Participation Certificate is being issued to you subject to the following terms and conditions:

1.

This Certificate evidences that MPIC has sold, assigned and transferred an Undivided Interest in the Loan to you, as more particularly described in the Agreement and in any security which we may have at any time and from time to time securing the Loan.

2.	This Certificate supersedes all prior Sale and Participation Certificates issued in connection with the Loan and is subject to and incorporates by reference herein all terms of the Agreement.
3.

The parties hereto acknowledge that MPIC has been appointed to serve as Lead Lender and Servicer for the Loan pursuant to the terms of the Agreement.  Accordingly, the terms of the Agreement are incorporated herein by reference.

Dated: Month DD, YYYY

SELLER:

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

By: <signed>

Name: Name

Title:   Title

The undersigned acknowledges receipt of the original of this Certificate dated ____          ____ ____, and agrees to all of its terms and conditions.

PARTICIPANT:

AMERICA’S CHRISTIAN CREDIT UNION

By:

Name:

Title: